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                                                                    EXHIBIT 10.2
                                 PROMISSORY NOTE


$1,200,000.00                                             October 24, 1997
                                                          New York, New York

               FOR VALUE RECEIVED, the undersigned, JAKKS Pacific, Inc., a Delaware corporation (the "Maker") hereby promises to pay to the order of Azrak-Hamway International, Inc., a New York corporation (the "Payee"), or its assigns, at its offices at 1107 Broadway, Suite 808, New York, New York 10010-2894, or at such other place as may be designated in writing from time to time by the Payee, the principal sum of One Million Two Hundred Thousand Dollars ($1,200,000.00) on or before December 31, 1998 (the "Maturity Date"), payable in five consecutive quarterly installments in the amount of $240,000.00, plus interest at a rate of ten percent (10%) per annum on the unpaid principal amount, on the last day of each December, March, June and September after the date hereof through and including the Maturity Date (each, a "Payment Date"). Upon the occurence of an Acceleration Event (as defined below) interest shall accrue on the unpaid principal balance hereunder at the rate of thirteen percent (13%) per annum. Interest shall be computed on the basis of a 365-day year and the actual number of days elapsed. Payments under this Note shall be made in lawful money of the United States and in immediately available funds.

               Pursuant to the Security Agreement, dated as of the date hereof (the "Security Agreement"), between the Maker and the Payee, the Maker has pledged certain assets as collateral (the "Collateral") to the Payee to secure its prompt and full performance of its obligations hereunder and thereunder. To the extent that the Collateral is insufficient to satisfy all of the Maker's obligations under this Note, the Maker shall remain liable for any such deficiency.

               This Note may be prepaid in whole at any time or in part from time to time, together with accrued interest on the amount prepaid to the date of prepayment, at the option of the Maker, without premium or penalty.

               Upon the occurrence of any of the following events (the "Acceleration Events"):

               (a) The failure of the Maker to make any payment of principal of, or interest on, this Note when due and payable, and such failure shall have continued
unremedied for a period of ten (10) days;

               (b) In the event that the Maker breaches any obligation, covenant, agreement, warranty or representation contained in the Manufacturing and Supply Agreement, dated as of the date hereof, by and between the Maker and the Payee (the "Manufacturing Agreement"), including, without limitation, the obligation of the Maker to make any quarterly payment provided for therein within five (5) days of such payments becoming due;


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               (d) The Maker shall default in due observance or performance of any term, obligation, agreement or covenant to be observed or performed by such Maker pursuant to any evidence of indebtedness or liability for borrowed money in excess of $500,000 (other than this Note), if such default permits the obligee thereof to accelerate the maturity of such evidence of indebtedness or liability;

               (e) If any voluntary proceeding by the Maker is commenced under any chapter of the Federal Bankruptcy Code or other law relating to bankruptcy, bankruptcy reorganization, insolvency or relief of debtors, or any such proceeding is commenced against the Maker and such proceeding is not dismissed within sixty (60) days from the date on which it is filed or instituted;

               (f) If the Maker becomes insolvent or is unable to pay (or admits in writing its inability to pay) its debts as they become due or makes an assignment for the benefit of creditors; or

               (g)  The dissolution or other winding up of the Maker;

all unpaid principal of and interest (including penalty interest) on this Note shall become immediately due and payable, all without demand or notice of any kind, and the Payee may proceed to protect and enforce its rights hereunder by an action at law, suit in equity or other appropriate proceeding, in the Payee's sole discretion. The Maker shall forthwith notify the Payee, in writing, of the occurrence of any of the events set forth in this paragraph.

               In the event any Acceleration Event shall occur, the Maker will pay to the Payee such further amount as shall be sufficient to cover all costs and expenses directly or indirectly incurred in connection with any action relating to collection of this Note and/or the enforcement of the Payee's rights, including but not limited to reasonable attorneys' fees, expenses and disbursements.

               In the event any Acceleration Event shall occur, the Maker shall also become liable to the Payee for all payments to be made by the Maker under the Manufacturing Agreement, regardless of when such payments would have become due.

               The Maker hereby waives presentment, protest and demand, and also notice of protest, of demand, of nonpayment, of dishonor and of maturity. No course of dealing and no delay on the part of the Payee in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice any of such Payee's rights, powers and remedies, and no single or partial exercise of a right, power or remedy shall preclude a further exercise thereof or the exercise of another right, power or remedy.


               The obligation of the Maker to make payments to the Payee hereunder is absolute and unconditional and shall not be subject to any defense, set-off, counterclaim or recoupment which the Maker may have against the Payee by reason of any indebtedness or liability at any time owing by the Payee to the Maker, including, without limitation, any liabilities of the Payee to the Maker under the Manufacturing Agreement.



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               This Note shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to the conflict of laws principles thereof. Any provisions hereof which may prove unenforceable under any law shall not affect the validity of any other provisions hereof.

               This Note shall be enforceable in any court of competent jurisdiction. In furtherance of and not in limitation of the foregoing, the Maker hereby agrees to consent to the personal jurisdiction and venue of the state and federal courts sitting in the county and State of New York in any action or proceeding arising out of or connected in any way with this Note and agrees that service of process in any such action or proceeding will be sufficient if mailed to the Maker at 24955 Pacific Coast Highway, Malibu, California 90265, Attention: Jack Friedman, and that such service shall constitute "personal service," and further agrees to the invocation of said jurisdiction by service of process in any other manner authorized by law.

               All notices by the Payee to the Maker pursuant to this Note shall be deemed sufficient and given if (i) delivered personally, sent by nationally-recognized overnight courier or mail by registered or certified mail (return receipt requested), postage prepaid, to the Maker's address set forth in the preceding paragraph, or (ii) telecopied to the attention of Jack Friedman at
(310) 317-8527. All such notices shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of a telecopy, when the telecopier of the Maker receiving such copy shall have confirmed receipt of the communication, (c) in the case of delivery by nationally-recognized overnight courier, on the business day following dispatch, and (d) in the case of mailing, on the third business day following such mailing.

               This Note may not be altered or amended except by a writing duly signed by the party against whom such alteration or amendment is sought to be enforced. All of the terms and provisions of this Note shall be applicable to and binding upon each and every maker, holder, endorser, surety, guarantor, and all other persons who are or may become liable for the payment hereof and their respective successors or assigns.



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               IN WITNESS WHEREOF, the undersigned has duly executed and
delivered this Note as of the date and year first above written.

                                                   JAKKS PACIFIC, INC.


                                                   By:    /s/ Jack Friedman
                                                      --------------------------
                                                          Name: Jack Friedman
                                                          Title: President

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